Better Choice Company Appoints Lionel Conacher and Arlene Dickinson to the Board of Directors
NEW YORK, NY, October 1, 2021 – Better Choice Company (NYSE: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today announced that it has appointed two new members to its Board of Directors, Lionel Conacher and Arlene Dickinson. They will replace current serving directors, Lori Taylor and Jeff Davis, effective September 28, 2021.
Lionel Conacher joins Better Choice with over thirty years of financial experience, spanning senior positions in public companies in both Canada and the US, investment banking, private equity and venture capital. Mr. Conacher currently serves as Chairman of DXL Group (NASDAQ: DXLG), where he has successfully guided the retail chain through the COVID-19 pandemic. In 2018, Mr. Conacher co-founded a San Francisco based venture capital fund, Next Ventures, after serving as a Senior Advisor and Operating Partner at Altamont Capital Partners, a Palo Alto based Private Equity Firm, for over seven years. Prior to his experience at Altamont Partners, he co-founded and served as the CEO of Westwind Partners Inc., a specialized Canadian institutional investment bank that was ultimately sold to Thomas Weisel Partners for $170 million in 2007 before being acquired by Steifel in 2010. Mr. Conacher holds an A.B. in Economics & Art History from Dartmouth College and is also actively involved in a variety of non-profits.
Arlene Dickinson is a well-known entrepreneur and General Partner of District Ventures Capital, a venture capital fund focused on helping market, fund and grow entrepreneurs and their companies in the food and health space. Dickinson is widely recognized for her role as a Dragon / Venture Capitalist for over 12 seasons on the multi-award-winning CBC television series, Dragons’ Den. Prior to joining the cast of Dragons’ Den, she served as the President and CEO of Venture Communications, a Calgary based agency that became one of Canada’s largest independent marketing firms. She is a three-time best-selling author, podcaster and accomplished public speaker and sits on several public and private boards. Ms. Dickerson has won numerous awards, including Calgary Business Owner of the year, PROFIT Magazine’s Top 100 Women Business Owners and Canada’s Most Powerful Women Top 100.
Michael Young, Chairman of Better Choice, commented, “We are pleased to welcome Lionel and Arlene to our Board of Directors. Their collective management, marketing, venture capital and public company experience will be instrumental in guiding Better Choice as we look to rapidly grow our platform. In addition, their combined experience in the financial, retail, food and health sectors will be instrumental as we continue to develop our product line with innovative high-quality pet food products and expand our reach into new markets.”
Mr. Young added, “I also want to thank our two outgoing directors, Lori Taylor and Jeff Davis, who have been integral to our success to date. Lori is the passionate founder of TruDog, one of the strategic building blocks of Better Choice. Both Jeff and Lori have served on the Better Choice board since its formation in 2019, and have helped propel Better Choice as an emerging market player within the animal health and wellness industry. On behalf of my fellow board members and the Better Choice management team, we can’t thank them enough for their dedication to the company and their key contributions to the long-term growth strategy of Better Choice.”

About Better Choice Company Inc.
Better Choice Company Inc. is a rapidly growing pet health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier and longer lives. We take an alternative, nutrition-based approach to pet health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted pet health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo and TruDog brands, which are focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.
Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Company Contact:
Better Choice Company, Inc.
Scott Lerner, CEO
Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
PH: 212-896-1254
Valter@KCSA.com